INTERCOMPANY SERVICES AGREEMENT


         INTERCOMPANY  SERVICES AGREEMENT  ("Agreement") dated as of October 27,
2000  by  and   between  BEI   TECHNOLOGIES,   INC.,   a  Delaware   corporation
("Technologies") and OPTICNET, INC., a Delaware corporation ("OpticNet").

                                 R E C I T A L S

         WHEREAS, prior to the date hereof the parties hereto have entered into that certain Technology Transfer and Distribution Agreement (the "Technology Transfer and Distribution Agreement") for the contribution of certain technology and related assets by Technologies to OpticNet and the issuance by OpticNet to Technologies in exchange therefor of 3,616,000 shares of the Voting Common Stock of OpticNet, par value $0.0001 per share;

         WHEREAS, in connection with the Technology Transfer and Distribution Agreement, OpticNet desires to obtain certain services, personnel support, provision of facilities, use of equipment and a line of credit from Technologies and Technologies desires to provide same to OpticNet on the terms set forth herein; and

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties agree as follows:

         1. USE OF ADMINISTRATIVE FACILITIES.

                  The parties presently share certain administrative facilities located at One Post Street, Suite 2500, San Francisco, California 94104 (the "Shared Facilities"). The parties hereby agree that use of the Shared Facilities by OpticNet is at the discretion of Technologies, and such use by OpticNet may be terminated by Technologies pursuant to sixty (60) days advance written notice by Technologies to OpticNet stating the same. In consideration for the use of the Shared Facilities, OpticNet shall pay a fee to Technologies, as provided in
Section 5 hereof.

         2. USE OF EQUIPMENT.

                  a. Technologies will assign to OpticNet the lease obligation(s) relating to the equipment set forth on Exhibit A hereto, which Exhibit A shall attach as Schedule A-1 thereto such actual lease obligation(s) (the "Assigned Equipment Leases") on the same terms and conditions set forth in such Assigned Equipment Leases. The equipment leased to OpticNet under the Assigned Equipment Leases shall be used by OpticNet for optical component product development and production. The assignment to OpticNet of such Assigned Equipment Leases shall expire by its terms on September 30, 2001, provided that such lease term hereunder may otherwise be extended or earlier terminated by mutual consent of the parties hereto. Such equipment will be provided by Technologies for OpticNet's installation, control and use at OpticNet's facility. From time to time the parties hereto may agree by mutual written consent to modify Exhibit A to allow for the direct lease or assignment, as the case may be, to OpticNet by Technologies of additional equipment or additional lease obligations. OpticNet shall make payments to Technologies on the first of each month commencing in the month immediately following the date hereof, which payments shall be pursuant to the schedule incorporated into


                                       1.

Exhibit A. OpticNet will be responsible for all costs associated with the equipment listed on Exhibit A, including all necessary or advisable repairs and maintenance.

                  b. To the extent that any of the equipment provided under such Assigned Equipment Leases may have a residual purchase option, at such time that such residual purchase option may first be exercisable, the purchase option shall be offered to OpticNet by Technologies, provided that (i) OpticNet shall pay to Technologies a sum equal to all lease payments made by Technologies prior to the date hereof in connection with such Assigned Equipment Leases and (ii) the exercise of such purchase option by OpticNet shall be permissible under the terms of the relevant Assigned Equipment Lease.

                  c. In consideration of the agreement by Technologies to lease to OpticNet the equipment set forth on Exhibit A, OpticNet hereby agrees to permit the use of such equipment by Technologies' personnel or representatives of Technologies' SiTek, Inc. ("SiTek") subsidiary, as the case may be (the "Shared Equipment"), following reasonable notice to OpticNet and provided that such use shall not interfere with the operations of OpticNet. OpticNet shall be entitled to reduce the lease payments to Technologies applicable to such Shared Equipment on a pro-rata basis, based upon the actual usage time of such Shared Equipment by personnel of Technologies or SiTek, as the case may be, compared to the total available usage time of such Shared Equipment, based on an eight-hour business day.

                  d. In the event of a Change of Control of Technologies, OpticNet shall have the right to purchase from Technologies the remaining obligation under such Assigned Equipment Leases, or in the case of equipment owned by Technologies and directly leased to OpticNet, purchase the subject equipment, and refuse further access to the equipment in its facility to Technologies or SiTek personnel or their successors, as the case may be. In the event of a Change of Control of OpticNet, Technologies will have the right to terminate its agreement to provide the equipment set forth on Exhibit A to OpticNet. A "Change in Control" shall be defined as the occurrence of: (i) any consolidation or merger of Technologies or OpticNet, as the case may be, with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of Technologies or OpticNet, as the case may be, immediately prior to such consolidation, merger, reorganization or recapitalization, own less than 65% of the surviving entity's voting securities immediately after such consolidation, merger, reorganization or recapitalization, or any transaction or series of related transactions resulting in the transfer of control of in excess of 65% of the voting securities of Technologies or OpticNet, as the case may be; or (ii) the sale or an agreement by Technologies or OpticNet, as the case may be, to sell all or substantially all of its assets;

         3. GENERAL & ADMINISTRATIVE.

                  Commencing as of the effective time for the distribution (the "Effective Time"), as set forth in the Technology Transfer and Distribution Agreement, Technologies hereby agrees to perform certain specialized administrative services for OpticNet as more particularly detailed below. Such services are to be performed by Technologies' Human Resources, Corporate Accounting and Administrative personnel and management for the transition period set forth below.

                  a. Human Resources. A senior manager designated by the corporate secretary of Technologies will provide management consultation, training and oversight of OpticNet's personnel regulatory affairs. The specified affairs are those pertaining to: employment, termination, layoffs, discipline, worker's compensation, and related areas. This assistance shall continue until September 30, 2001, or such earlier or later date as may be mutually agreed upon by the parties hereto.

                  b. Employee Benefits. A member of Technologies' staff jointly designated by Technologies and OpticNet will oversee, on behalf of OpticNet, the administration of all employee fringe benefit programs, payroll systems, and IRS qualified and non-qualified retirement plans in which OpticNet employees shall participate, whether the same shall be provided in the name of OpticNet or in the name of Technologies to qualified employees of OpticNet, all in accordance with the terms of the Technology Transfer and Distribution Agreement. These programs include life, medical, dental and disability income benefits; and participation in Technologies' 401(k) retirement savings plan and other Employee Welfare Benefit Plans listed on Schedule C to the Technology Transfer and Distribution Agreement by OpticNet eligible employees. These services will continue, as to participation in the Technologies 401(K) Plan, until the 401(k) Participation Termination Date, and as to all other Employee Welfare Benefit Plans, until the Benefits Participation Termination Date, each as defined in the Technology Transfer and Distribution Agreement.

                  c. Insurance Coverage. A member of Technologies' staff jointly designated by Technologies and OpticNet will oversee, on behalf of OpticNet, the maintenance of the insurance coverage for OpticNet set forth on Schedule B to the Technology Transfer and Distribution Agreement. Maintenance of the interim insurance coverage will include risk assessment, assurance of policy coverage and liaison with the insurance broker(s) and carrier(s) on behalf of OpticNet. Premiums due from OpticNet shall be invoiced separately by the insurance provider and shall be promptly forwarded by Technologies to OpticNet. This service will continue until September 30, 2001, or such earlier or later date as may be mutually agreed upon by the parties hereto.

                  d. Audit and Tax Preparation. Technologies' corporate accounting staff will supervise and coordinate necessary financial audits and tax preparation activities for the accounts of OpticNet in conjunction with such auditors as OpticNet may designate and the orderly handoff of these activities to such audit and federal and state tax service provider(s) selected by OpticNet when supervision and coordination of these activities by Technologies staff shall cease. This liaison and oversight will continue through the completion of the fiscal year end audits and tax returns for the fiscal year following the year in which the separation occurs, provided that the provision of such services may be earlier terminated or extended upon mutual agreement of the parties hereto.

                  e. SEC Compliance Reporting. In the event that OpticNet shall register its shares of Common Stock under the Securities Exchange Act of 1934 during the term of this Agreement, and/or list its shares for trading with a securities exchange, Technologies' corporate staff responsible for 10-K, 10-Q and preparation and filing of proxy statements will assist OpticNet by preparing for filing by OpticNet such applicable SEC mandated reports, and any reports required by any securities exchange with which OpticNet may list its shares for trading.


                                       3.

This service will continue for no more than five fiscal quarters following the date of separation, as the case may be, unless earlier terminated or extended upon mutual agreement of the parties hereto.

         4. LINE OF CREDIT.

                  a. Technologies shall make available advances to OpticNet from time to time until September 30, 2002, not to exceed at any time the aggregate principal amount of Two Million Dollars ($2,000,000) (the "Line of Credit"), the proceeds of which shall be used to finance working capital requirements, capital expenditures and other general corporate purposes. Provided, however, that availability of advances under such Line of Credit shall be subject to subject to (1) Technologies' own ability to borrow under the terms and conditions of that certain Credit Agreement between BEI Technologies, Inc. and its wholly-owned subsidiary, BEI Sensors & Systems Company, Inc., and Wells Fargo Bank, National Association dated as of December 15, 1998, as amended from time to time (the "Credit Agreement"), (2) no event of default having occurred as defined within the Credit Agreement and being continuing and (3) the advance of sums under such Line of Credit not causing an event of default to occur for Technologies under that certain Credit Agreement. OpticNet's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form attached as Exhibit B hereto (the "Revolving Line of Credit Note").

                  b. OpticNet may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings without penalty, and reborrow, provided that the total outstanding borrowings under the Line of Credit shall not at any time exceed $2,000,000. OpticNet shall provide five (5) business days prior written notice to Technologies of any intended borrowing under such Line of Credit, including the amount of such borrowing and the effective date thereof.

                  c. Interest shall accrue on the outstanding principal balance owing under the Line of Credit at the rate of prime plus 1.5% per annum (computed on the basis of a 360-day year, actual days elapsed). Interest accrued on borrowings shall be payable on the first day of each calendar quarter.

         5. FEES & PAYMENTS

                  a. OpticNet shall pay an aggregate fee to Technologies for the shared facilities described in Section 1 hereof and for the managerial services described in Section 3 hereof. The amount to be paid shall be in accordance with the rates attached on Exhibit C hereto. In addition, OpticNet shall reimburse Technologies for any costs and expenses accrued prior to the date of separation and invoiced following the date hereof as the same relate to professional services such as audit and tax preparation support, employee benefit record keeping and financial advisory services, legal advice, and insurance policy premiums for the benefit of OpticNet.

                  b. Fees for Technologies' services shall be payable monthly, pro rated for fractional periods and invoiced in advance before the 10th of each month. OpticNet agrees to pay Technologies' invoices net within 30 days. Additional costs and expenses incurred for professional services shall be invoiced directly to OpticNet. Where practical considerations


                                       4.

dictate that Technologies should pay for the professional services directly, or on behalf of OpticNet, OpticNet agrees to reimburse Technologies immediately following receipt of Technologies' invoice which details the charges.

                  c. It is the intent of the parties that the fees shall bear a reasonable relationship to actual costs. The need for continued service (if any) and the fees (if any) therefore shall be reviewed after four quarters and adjusted subject to arms length negotiation confirmed in writing.

         6. TERMINATION.

                  Either party may, in its discretion, terminate this Agreement in the event that the other party breaches any material obligation hereunder, which breach continues for a period of sixty (60) days after written notice thereof is delivered by the non-breaching party. OpticNet may terminate this Agreement at will, thirty (30) days after written notice of such intent to terminate has been given to Technologies. In the event of termination, the fees due Technologies shall accrue through the date of termination. Provided further, that in the event of a Change in Control of OpticNet, as defined in Section 2.d. hereof, Technologies may terminate this agreement at will upon thirty (30) days written notice to OpticNet of such intent to terminate.

         7. CONFIDENTIALITY AND DISPUTE RESOLUTION.

                  Each of the confidentiality provision and dispute resolution provision set forth in Section 3.4 and Article 4, respectively, of the Technology Transfer and Distribution Agreement shall apply and govern as to performance of and disputes regarding this Agreement.

         8. FINAL AGREEMENT

                  This Agreement sets forth the complete and final understanding of the parties hereto and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto relating to the subject matter hereof.

         9. NOTICES.

                  All notices, requests and other communications to Technologies or OpticNet hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or such other address as may be specified in writing to the other party hereto):

                  BEI Technologies, Inc.
                  One Post Street, Suite 2500
                  San Francisco, CA 94104
                  Attn: Chief Financial Officer


                                       5.

                  OpticNet, Inc.
                  One Post Street, Suite 2500
                  San Francisco, CA 94104
                  Attn: President

                  Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee, if delivered by hand, and three days after mailing, if mailed.

         10. SUCCESSORS.

                  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon Technologies, OpticNet, and their respective successors and assigns; provided, however, that neither Technologies nor OpticNet may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto.

         11. GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts between California residents entered into and performed entirely within California.

         12. SEVERABILITY.

                  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                                       6.

         13. THIRD PARTY BENEFICIARIES.

                  This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries, as the case may be, and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         14. FORCE MAJEURE.

                  14.1 Acts Constituting Force Majeure. Neither party shall be liable to the other for a delay in its performance of this Agreement arising from causes beyond its reasonable control. Without limiting the generality of the foregoing, such events include any act of God; accident; explosion; fire; earthquake; flood; strikes; labor disputes; riots; sabotage; embargo; equipment failure; federal, state, or local legal restriction or limitation. Neither party shall be required to resolve labor disputes, but shall use commercially reasonable efforts to seek alternative sources to the extent practicable.

                  14.2 Notice Requirement. When circumstances occur that delay the performance of either party under this Agreement, whether or not such circumstances are excused pursuant to Section 14.1 above, such party shall, when it first becomes aware of such circumstances, promptly notify the other party, by facsimile or by telephone confirmed in writing within two (2) business days in the case of oral notice. Within ten (10) business days of the date when either party first becomes aware of the event which it contends is responsible for the delay, it shall supply to the other party in writing the reason(s) for and anticipated duration of such delay, the measures taken and to be taken to prevent or minimize the delay, and the timetable for the implementation of such measures.

         15. HEADINGS.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting this Agreement.

16.      ENTIRE AGREEMENT; AMENDMENT.

                  This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may not be changed or cancelled except in writing signed by all parties hereto.

17.      EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.


                                       7.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written. This Agreement may only be amended or modified by a written agreement executed by both parties.

                               BEI TECHNOLOGIES, INC.


                               By:
                                        ------------------------------------


                                        Title:  Vice President and Treasurer


                               OPTICNET, INC.


                               By:
                                        ------------------------------------


                                        Title: Vice President and Chief
                                        Financial Officer



                                       8.

                 INTERCOMPANY SERVICES AGREEMENT AS OF 10/27/00

                                    EXHIBIT A

Facilities                                     Thin Film:
----------                                     ----------
         Clean Room                                    Oxidation furnace
         Safety Equipment                              Annealing furnace
         Furniture                                     Sputtering vacuum system
         Fab Network                                   Metal evaporator
                                                       CVD reactor


Photolithography:                              Plasma Etch:
-----------------                              ------------
         Spin coat rack                                Deep reactive ion etcher
         Developer                                     Reactive ion etcher
         Water scrubber
         Mask aligner
         Bake oven                             Back End Process:
         Descum / asher                        -----------------
         Manual spinner                        Wire bonder
         Mask cleaner                          Die attach system
                                               Dicing saw
                                               Probe station
Wet Processing:
---------------
         Bench 1 photolith
         Bench 2 oxide etch                    Device Package:
         Bench 3 general                       ---------------
         Bench 4 silicon etch                          Fiber aligner
         Bench 5 metal etch                            Auto fiber aligner
                                                       Lens array
                                                       Lens array
                                                       Dispenser, epoxy
Bonding Equipment:                                     Pack. assembly
-----------------                                      Inspection
         Controller                                    Test
         Bond aligner
         Bond preparation
         Polisher                              New Capabilities:
                                               -----------------
                                                       Deep reactive ion etching
Analytical:                                            Bonding aligner
-----------                                            CVD reactor
         Profilometer                                  CVD reactor
         Thickness gauge                               Dielectric
         Thin film gauge                               Nitride ref.
         Line width gauge                              Ion mill    z
         Scanning Electron Microscope
         IR microscope
         Optic microscope
         Wafer part
         Interferometer
         Optic thickness gauge


                                       1.

                 INTERCOMPANY SERVICES AGREEMENT AS OF 10/27/00

                                    Exhibit B

                          REVOLVING LINE OF CREDIT NOTE


$2,000,000.00                                          San Francisco, California
                                                                October 30, 2000

         FOR VALUE RECEIVED, the undersigned OPTICNET, INC. ("Borrower") promises to pay to the order of BEI TECHNOLOGIES, INC. ("Lender") at its office at One Post Street, Suite 2500, San Francisco, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

                                  DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth below, and any other term defined in this Note shall have the meaning set forth at the place defined:

         "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

         18. INTEREST

                  a. Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at the rate of prime plus 1.5% per annum.

                  b. Payment of Interest. Interest accrued on this Note shall be payable on the first day of each quarter, commencing the first of the quarter after any borrowing hereunder.

                  c. Late Charge. From and after September 30, 2002, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest set forth above and otherwise applicable to this Note.

BORROWING AND REPAYMENT:

                  a. Borrowing and Repayment. Borrower may from time to time during the term of this instrument borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided, however, that the total outstanding


                                       2.

principal amount of the borrowings under this Note shall not at any time exceed $2,000,000. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for the Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on September 30, 2002.

                  b. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder upon five (5) Business Days' prior written request by the Chief Financial Officer, Corporate Secretary or Treasurer of the Borrower, any one acting alone who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above.

                  c. Application of Payments. Each payment made on this Note shall be credited first, to any accrued interest and second, to the outstanding principal balance hereof.

PREPAYMENT:

         Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty.

COMPLIANCE WITH OTHER AGREEMENTS:

         The obligation of the Lender to advance sums under this Note is subject to (1) the Lender's own ability to borrow under the terms and conditions of that certain Credit Agreement between BEI Technologies, Inc. and its wholly-owned subsidiary, BEI Sensors & Systems Company, Inc., and Wells Fargo Bank, National Association dated as of December 15, 1998, as amended from time to time (the "Credit Agreement"), (2) no event of default having occurred as defined within the Credit Agreement and being continuing and (3) the advance of sums hereunder not causing an event of default to occur for the Lender under that certain Credit Agreement. In the event that as of the date of any requested borrowing hereunder, Lender shall be unable to advance sums to the Borrower as set forth above, Lender shall (i) immediately provide notice to Borrower of the non-availability of sums hereunder as of such date and (ii) arrange for the advance to Borrower of such sums requested hereunder as soon as feasible after such date.

MISCELLANEOUS:

                  d. Remedies. Upon the occurrence of any Event of Default or Change in Control (each as defined below), the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the


                                       3.

enforcement of the holder's rights including, without limitation, the collection of any amounts which become due to the holder under this Note, and the defense of any action in any way related to this, whether incurred at the trial or appellate level, in an proceeding or otherwise, and including any of the expenses and costs incurred by the holder of this Note, in connection with any adversary proceeding, contested matter or motion brought by Lender or any other person relating to the Borrower or any other person or entity.

         Each of the following events shall be an "Event of Default" hereunder:

         (i) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five calendar days after the date the same becomes due and payable;

         (ii) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

         (iii) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

         A "Change in Control" shall mean: (i) any consolidation or merger of the Borrower with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Borrower immediately prior to such consolidation, merger, reorganization or recapitalization, own less than [65]% of the surviving entity's voting securities immediately after such consolidation, merger, reorganization or recapitalization, (ii) any transaction or series of related transactions resulting in the transfer of control of in excess of [65]% of the Borrower's voting securities, or (iii) the sale or an agreement by the Borrower to sell all or substantially all of its assets.

          (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within the state of California.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

OPTICNET, INC.



By:
   --------------------------------------------------

Name:
     ------------------------------------------------

Title:
      -----------------------------------------------


                                       4.

                 INTERCOMPANY SERVICES AGREEMENT AS OF 10/27/00



                                    EXHIBIT C







                  Rate Per Quarter:                  $25,000*









         *Amount includes fee for shared facilities and managerial services.


                                       5.